Exhibit 10.34

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT is dated for reference as of the 6th of January 2006, (the "Effective Date"):

BETWEEN:

KURT BORDIAN, an individual, having an office at Suite 206 -
595 Howe Street, Vancouver, British Columbia, V6C 215

(the "Consultant")

AND:

ABERDENE MINES LIMITED, a corporation, having offices at
Suite 1458 - 409 Granville Street, Vancouver, British Columbia, V6C IT2

(the "Company")

For the purposes of this Agreement, the Consultant or the Company shall be referred to as a "Party" and collectively as the "Parties" as the case may be.

The Parties hereby agree as follows:

  APPOINTMENT AND DUTIES OF CONSULTANT. The Company hereby appoints the Consultant and the Consultant hereby agrees to render services to the Company as a Chief Financial Officer. The Consultant agrees to use his best efforts, skills and experience to assist the Company with its financial reporting and other related business matters.

  SERVICES EXPRESSLY EXCLUDED. This Consulting Agreement expressly excludes the Consultant trom performing any and all capital fonnation andlor securities related services, including but not limited to 0) direct or indirect promotion of the Company's securities; (ii) assistance in making of a market in the securities; and (iii) assistance in obtaining debt andlor equity financing.

  TERM The "Term" of this Consulting Agreement shall be for a period of one (1) year commencing on the Effective Date hereof and shall continue on a month-to-month basis until terminated by Company or Consultant by written notice delivered to either party of at least thirty (30) days.

Company BJ	-1-	Consultant KB

  SUCCESSION This Consulting Agreement will be binding upon any successors or assigns of the Company. In the event the Company is sold and the Consultant not retained by new ownership, the Consultant will be entitled to monetary compensation equal to the remainder of the Term of this Consulting Agreement and an additional payment equal to 12 months of the monthly fee described in Schedule "A" to this Consulting Agreement. Further the Company represents to the Consultant that the Company will ensure any change in ownership will in no way affect the Consultant's ability to deal freely with the stock options provided by the Company to the Consultant described in Schedule "A" to this Consulting Agreement.

  CONSIDERATION. See Schedule "A".

  CONFIDENTIALITY. The Consultant will not disclose to any other person, firm or corporation, nor use for his own benefit, during or after the Term of this Consulting Agreement, any trade secrets or other infonnation designated as confidential by the Company which is acquired by the Consultant in the course of perfonning services hereunder. Any financial advice rendered by the Consultant pursuant to this Consulting Agreement may not be disclosed in any manner without the prior written approval of the Company.

  INDEMNIFICATION. The Company, its agents or assigns hereby agree to indemnify and - hold the Consultant hannless from and against all losses, claims, damages, liabilities, costs or expenses (including reasonable attorney's fees, collectively the "Liabilities"), joint and several, arising ITom the performance of this Consulting Agreement, whether or not the Consultant is party to such dispute. This indemnity shall not apply, however, and the Consultant shall indemnify and hold the Company, its affiliates, control persons, officers, employees and agents hannless trom and against all liabilities, where a court of competent jurisdiction has made a final determination that the Consultant has engaged in gross recklessness and willful misconduct in the perfonnance of its services hereunder, which have given rise to the loss, claim, damage, liability, cost or expense sought to be recovered thereunder (but pending any such final determination, the indenmification and reimbursement provision of this Consulting Agreement shall apply and the Company shall perform its obligation thereunder to reimburse the Consultant for its expenses).

  The provisions of this Paragraph shall survive the ternllnation and expiration of this Consulting Agreement.

  MISCELLANEOUS. This Consulting Agreement sets forth the entire understanding of the Parties relating to the subject matter hereof, and supersedes and cancels any prior communications, understandings and agreements between the parties. This Consulting Agreement is non-exclusive and cannot be modified or changed!, nor can any of its provisions be waived, except by written agreement signed by all Parties. This Consulting Agreement shall be governed by the laws of the Province of British Columbia without reference to the conflict of law principles thereof. In the event of any dispute as to the Terms of this Consulting Agreement, the prevaiHng Party in any litigation shall be entitled to reasonable attorney's fees.

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  NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effective upon: (a) personal delivery; (b) within seven business days after deposit in the Canadian Postal Service with advance copy by fax; or (c) by express courier or registered or certified mail with postage and fees prepaid, addressed to each of the other Parties at their respective addresses.

Accepted and agreed to as of this 6th day of January, 2006.

SIGNED, SEALED AND DELIVERED BY	SIGNED, SEALED AND DELIVERED BY
ABERDENE MINES LIMITED per:	KURT BORDIAN:

_______________________________
Authorized Signatory

_______________________________	/s/ Kurt Bordian
Name of Signatory

_______________________________
Title of Signatory

Company BJ	-3-	Consultant KB

SCHEDULE "A"

Subject to the terms and conditions of this Schedule "A" and the Consulting Agreement, all fees to the Consultant, KURT BORDIAN, will be paid as follows:

  The Company will provide to the Consultant a fee of USD $7,000.00 (plus GST) upon execution of this Consulting Agreement;
  The Company will provide to the Consultant a fee of USD $3,500.00 (plus GST) per month, to be paid on the 1st day of each month of service commencing February 1, 2006; and
  Upon the execution of this Consulting Agreement the Company will provide to the Consultant 250,000 incentive stock options at a price of$0.30 per share.

Accepted and agreed to as of this 6th day of January, 2006.

SIGNED, SEALED AND DELIVERED BY	SIGNED, SEALED AND DELIVERED BY
ABERDENE MINES LIMITED per:	KURT BORDIAN:

/s/ Brent Jardine
Authorized Signatory

BRENT JARDINE	/s/ Kurt Bordian
Name of Signatory

PRESIDENT
Title of Signatory

Company BJ	-4-	Consultant KB